Exhibit 16.1

October 31, 2013

U.S. Securities & Exchange Commission

Washington, DC

Re: Paradigm Resource Management Corp.

Commission File No. 001-34858

Form 8-K

We have reviewed the disclosures in the attached SEC Form 8-K and are in agreement with the disclosures as stated.

/s/ Cowan Gunteski & Co., P.A.

Cowan Gunteski & Co., P.A.